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EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into by First Mutual Bank, a Washington stock savings bank and its successors ("FMB"), and John R. Valaas ("Executive").

FMB desires to continue exclusive services of Executive as its President and Chief Executive Officer, and Executive desires to enter into such an arrangement with FMB.

In consideration of the mutual promises, covenants, agreements and undertakings in this Agreement, the Parties hereby contract and agree as follows:

1. Employment Term.

The term of this Agreement shall be from August 1, 2006 to July 31, 2011, unless earlier terminated in accordance with the provisions of Section 5 of this Agreement.

2. Duties.

Executive will act as President and Chief Executive Officer and will continue to be nominated and allowed to serve as a member of the Board of Directors of FMB. As President and Chief Executive Officer, Executive will render such executive, management and administrative services and perform such tasks in connection with the affairs of FMB as are customary for these positions, subject to the direction of the Board. Executive agrees to devote his best efforts and full business time and attention to the business and affairs of FMB and any affiliated companies, as such business and affairs now exist or hereafter may be changed or supplemented.

3. Salary, Bonus and Other Compensation.

3.1 Base Salary.

During the Agreement Term, FMB will pay Executive an annual base salary of $375,000 per year ("Base Salary"). This Base Salary will be payable on a semi-monthly basis in accordance with established procedures. FMB may increase the Base Salary in the event and to the extent the Board deems appropriate.

3.2 Bonus.

For FMB's fiscal year ending December 31, 2006, and all subsequent periods during the Agreement Term, Executive shall be eligible to participate in the FMB Executive Bonus Plan as it is in effect from time to time.

3.3 Benefits.

In addition to the Base Salary and bonus payable or potentially payable to Executive pursuant to this Section 3, Executive will be entitled to the following benefits, unless otherwise altered by the Board, based upon policies adopted for senior executives of FMB generally:

(a) Participation in health insurance, life insurance, disability insurance (with eligibility for all three commencing at the Employment Date) and other health and welfare benefit programs generally available to senior executives;

(b) Six weeks of paid vacation each year of this Agreement;

(c) Participation in retirement and other benefit plans, including FMB's 401(k) and ESOP plans;

(d) Such other employment benefits as may be approved from time to time by the Board of FMB.

3.4 Stock Awards.

Executive shall be eligible for discretionary grant of Awards under First Mutual Bancshares, Inc.'s Stock Option and Incentive Plan or plans as in effect from time to time.

4. Change of Control.

4.1 Benefits.

The Parties recognize that Executive is making a commitment to FMB which requires him to forego other opportunities. They also recognize that a "change of control" as defined below, could be detrimental to the Executive. Accordingly, if there is a future change of control of FMB; and either

(a) Within 730 days of such change in control Executive terminates his employment with FMB; or

(b) At any time from and after 120 days prior to the public announcement by FMB of the transaction which will result in the change of control, and before the date which is 730 days after such change in control, FMB (or its successor) terminates Executive's employment pursuant to Section 5.1(d) or (e);

then, in such event, Executive, as of the date of termination of his employment, subject to the remaining provisions of this Section 4, shall be paid or provided with continued payment of his Base Salary for a period of 35 months following termination and all Stock Options granted under Section 3.4 shall automatically become immediately exercisable in full. The payment provisions of this Section 4 shall survive expiration of the Agreement Term.
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4.2 Change of Control Defined.

For purposes of this Agreement, the term "change of control" shall mean the occurrence of one or more of the following events after the Effective Date of this Agreement:

(a) One person or entity acquiring or otherwise becoming the owner of 25% (other than a group including at least two of FMB's present directors) or more of FMB's outstanding common stock, or

(b) Replacement of a majority of the incumbent directors of FMB by directors whose elections have not been supported by the present Board; or

(c) Dissolution, or sale of seventy percent or more in value of the assets, of FMB.

4.3 Limitation on Parachute Payments.

The Parties expressly agree that the payments described in this Section 4 and all other payments and benefits, whether under this Agreement or any other agreements or arrangements between the Parties, to Executive shall be limited in the aggregate to the extent necessary so that no such payment or benefit constitutes a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or any successor provision of the Code or other federal income tax law ("Section 280G"), as reasonably and in good faith determined by FMB. Payments and benefits provided to Executive by any person other than FMB shall be taken into account in applying this limitation to the extent relevant to the determination of whether payments and benefits provided by FMB constitute "parachute payments" within the meaning of Section 280G. Payments and benefits otherwise payable by FMB shall be reduced or eliminated in the following order to the extent necessary to comply with this limitation:

(a) First, cash payments, whether arising under this Agreement or otherwise, that would otherwise constitute "parachute payments" within the meaning of Section 280G shall be reduced or eliminated;

(b) Next, other payments and benefits, whether arising under this Agreement or otherwise, shall be reduced or eliminated as reasonably and in good faith determined by FMB.

The limitation of this Section 4.3 shall apply to all payments and benefits, whether under this Agreement or any other agreements or arrangements between the Parties, provided by FMB to Executive except to the extent specifically provided otherwise by explicit reference to this Section 4.3.

5. Early Termination.

5.1 Bases for Termination.

The Agreement Term will end and Executive's employment with FMB will terminate in

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the event of the occurrence and upon the first to occur of any of the following:

(a) Termination by FMB for "cause" as defined below;

(b) Termination by FMB in the event of Executive's "disability," as defined below;

(c) Executive's death;

(d) Termination by FMB for unsatisfactory job performance by Executive;

(e) Termination by FMB for any other reason or for no reason, at any time, and in its sole and unreviewable discretion;

(f) Retirement of Executive, following no less than six (6) months written notice of retirement to FMB of planned retirement;

(g) Termination by Executive upon three month's notice.

5.2 Obligations.

Except as otherwise provided in Section 4, termination of employment pursuant to Section 5.1 will result in occurrence of the following:

(a) Executive's Base Salary shall continue (i) for a period of one year following termination in the event termination occurs under paragraph (d) of Section 5.1, or (ii) for a period of two years following termination in the event termination occurs under paragraph (e) of Section 5.1, provided that Executive signs a document releasing the Bank from any and all claims Executive may have against the Bank arising out of Executive's employment with the Bank or under the terms of this agreement. In all other cases, the Base Salary shall terminate immediately;

(b) FMB shall continue to provide Executive with health insurance coverage under the same terms as he received during his employment so long as he is receiving his Base Salary, but FMB's obligations under Sections 3.2 and 3.3 shall otherwise be terminated immediately;

(c) Executive's rights to exercise vested but unexercised Stock Options shall continue for a period of ninety days, except only in the case of termination for cause, but all other rights shall terminate immediately; in the case of termination for cause, Executive's Stock Options, irrespective of whether vested, shall terminate immediately; and

(d) In the event Executive completes the term of his employment pursuant to Section 1 of this Agreement or retires during the term of this Agreement in accordance with the notice of retirement in Section 5.1(f), or quits during the term of this Agreement in accordance with the notice provisions of Section 5.1(g), Executive shall be entitled at termination of employment, to full payment for any accrued, unused vacation and any bonus, in accordance with the terms and conditions governing those benefits.

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5.3 Definitions.

The term "cause" shall mean willful misfeasance or gross negligence in the performance of his duties, conduct demonstrably and significantly harmful to FMB, or conviction of a felony. The term "disability" means full disability as defined in FMB's disability insurance plan, as in effect from time to time.

6. Dispute Resolution.

All disputes regarding this contract or Executive's employment with the Bank that otherwise would be resolved in court shall be resolved instead by the following alternate dispute resolution process (the "Process").

6.1 Disputes Covered.

This Process applies to all disputes between Executive and the Bank, including those arising out of or related to this agreement or Executive's employment at the Bank. Disputes subject to this Process include but are not limited to pay disputes, contract disputes, wrongful termination disputes and discrimination, harassment or civil rights disputes. This Process applies to disputes Executive may have with the Bank. This Process applies regardless of when the dispute arises and will remain in effect after Executive's employment with the Bank ends, regardless of the reason it ends. This Process does not apply, however, to workers' compensation or unemployment compensation claims.

6.2 Mediation.

Before having an arbitration hearing, Executive and the Bank agree to attempt to resolve all disputes by mediation using Judicial Dispute Resolution of Seattle, Washington. Mediation is a nonbinding process in which a neutral person helps the parties to try to reach an agreement to resolve their disputes. If the mediation is done after one party has started the arbitration process, the mediation shall not delay the arbitration hearing date. Temporary or interim relief may be sought without mediating first. Any failure to mediate shall not affect the validity of an arbitration award or the obligation to arbitrate.

6.3 Arbitration.

All disputes that are not resolved by agreement (in mediation or otherwise) shall be determined by binding arbitration. Arbitration is a process in which one or more neutral people decide the case after hearing evidence presented by both sides. The arbitration shall be governed by the Arbitration Procedures attached as Attachment A, which are a part of this Process. Executive and the Bank agree that the disputes covered by this Process will not be decided in court by a judge or jury.

6.4 Injunctive Relief.

Either party may request a court to issue such temporary or interim relief (including temporary restraining orders and preliminary injunctions) as may be appropriate, either before or

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after mediation or arbitration is commenced. The temporary or interim relief shall remain in effect pending the outcome of mediation or arbitration. No such request shall be a waiver of the right to submit any dispute to mediation or arbitration.

6.5 Attorneys' fees, Venue and Jurisdiction in Court.

In any lawsuit arising out of or related to this agreement or Executive's employment at the Bank, the prevailing party shall recover reasonable costs and attorneys' fees, including on appeal. Venue and jurisdiction of any such lawsuit shall exist exclusively in state and federal courts for King County, Washington. These provisions do not give any party a right to proceed in court in violation of the agreement to arbitrate described above.

6.6 Employment Status.

This Dispute Resolution Process does not guarantee continued employment, require discharge only for cause or require any particular corrective action or discharge procedures.

7. Noncompetition.

Executive agrees that the Bank has many substantial, legitimate business interests that can be protected only by Executive agreeing not to compete with the Bank under certain circumstances. These interests include, without limitation, the Bank's contacts and relationships with its customers, the Bank's reputation and goodwill in the industry, and the Bank's rights in its confidential information. Executive therefore agrees that for twelve 12 months after Executive's employment with the Bank ends, regardless of the reason it ends, Executive shall not, directly or indirectly engage in the banking industry in King County Washington, including being an employee, employer, consultant, officer, director, partner, or trustee of any entity engaged in the business of banking and that is insured by the Federal Deposit Insurance Corporation.

8. Nonraiding of Employees.

Executive recognizes that the Bank's workforce is a vital part of its business. Therefore, Executive agrees that for 12 months after Executive's employment with the Bank ends, regardless of the reason it ends, Executive will not directly or indirectly solicit any employee to leave his or her employment with the Bank. This includes that Executive will not (a) disclose to any third party the names, backgrounds or qualifications of any Bank employees or otherwise identify them as potential candidates for employment, or (b) personally or through any other person approach, recruit, interview or otherwise solicit employees of the Bank to work for any other employer.

9. Indemnification and D&O Insurance.

FMB agrees to indemnify and hold Executive harmless in accordance with and to the extent now provided in FMB's Articles of Incorporation or its Bylaws, provided that any change in such indemnification provisions enhancing the indemnity or limit of liability pertaining to other officers (or directors) also shall apply as to Executive, and provided further that any change

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in such provisions reducing the benefit to Executive shall apply only with Executive's express written consent. If requested, FMB agrees to enter into a separate agreement with respect to FMB's indemnification of Executive. So long as it is available at reasonable rates, as determined by the board of directors, FMB agrees at all times to keep in continuous effect director and officer insurance in favor of Executive in amounts determined by the Board.

10. General Provisions.

10.1 Successors.

This Agreement shall be binding upon and inure to the benefit of the Parties and each of their respective affiliates, legal representatives, successors and assigns.

10.2 Construction.

This Agreement contains the entire agreement among the Parties with respect to its subject matter, and may be amended or modified only in a writing executed by all of the Parties. Its language is and will be deemed to be the language chosen by the Parties jointly to express their mutual intent. No rule of construction based on which Party drafted the Agreement or certain of its provisions will be applied against any Party.

10.3 Captions.

The captions of the respective sections of this Agreement have been included for convenience of reference only. They shall not be construed to modify or otherwise affect in any respect any of the provisions of the Agreement.

10.4 Time.

Time is of the essence in this Agreement.

EXECUTED by each of the Parties effective as of the date of this Agreement.

FIRST MUTUAL BANK

By

F. Kemper Freeman, Jr. John R. Valaas

Its Chairman Executive

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ATTACHMENT A ARBITRATION PROCEDURES

These arbitration procedures are a part of the Dispute Resolution Process (the "Process") set out in the agreement to which this Attachment is attached.

Commencement. Arbitration shall be commenced by serving a written demand for arbitration on the other party, either personally or by both regular first class mail and certified mail, return receipt requested. The arbitration need not be filed with any arbitration administrator, but a party may file the arbitration with Judicial Dispute Resolution ("JDR") of Seattle, Washington, if the party believes that administration by the JDR would be beneficial.

Arbitrator. There shall be a single neutral arbitrator. If the parties cannot agree on the identity of the arbitrator within 10 days of the arbitration demand, the arbitrator shall be selected by the administrator of the JDR.

Representation by Counsel. All parties shall have the right to representation by legal counsel at any stage of the proceedings.

Location. The arbitration shall be conducted in Seattle Washington at the offices of JDR or at any other location to which Executive and the Bank may agree.

Rules. The arbitration shall be conducted in accordance with JDR's Dispute Resolution Rules to the extent not inconsistent with the other terms of this Dispute Resolution Process.

Prehearing Matters. There shall be no discovery or dispositive motion practice, except that the arbitrator shall authorize discovery that is appropriate to ensure a fair hearing. Discovery shall not extend the time limits set out below. The arbitrator may enter prehearing orders on any appropriate subject, including mediation, scheduling, discovery, witness disclosure, issues to be heard, preliminary injunctive relief, the joinder of parties (provided the party joined is bound by or consents to this Dispute Resolution Process) or consolidation of the arbitration with any other involving common issues of law or fact or which may promote economy. The arbitrator may impose reasonable sanctions on a party for failure to comply with the arbitrator's orders.

Hearing. The arbitrator shall hold a private hearing within 120 days of the initial demand for arbitration and shall conclude the hearing within three days. These time limits are included to expedite the proceeding, but the arbitrator may for good cause allow reasonable extensions or delays, and any extensions or delays shall not affect the validity of the award. The arbitrator shall not be bound by the rules of evidence or of civil procedure, but rather may consider such writings and oral presentations as reasonable business people would use in the conduct of their day-to-day affairs and may require both parties to submit some or all of their evidence through written declarations or using any other manner of presentation that the arbitrator decides is appropriate. Live testimony and cross-examination shall be allowed, but only to the extent necessary to ensure a fair hearing on material issues.

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Decision. The arbitrator's written decision shall be made within 14 calendar days after the hearing, but a failure to meet this deadline shall not affect the validity of the award. The decision shall contain a brief statement of the claim(s) determined and the award made on each claim. Absent fraud, collusion or willful misconduct by the arbitrator, the award shall be final and binding and judgment may be entered in any court having jurisdiction.

Law; Remedies. In making the decision and award, the arbitrator shall apply applicable substantive law. On issues of state law, the substantive law (not including choice of law rules) of the State of Washington shall control. The arbitrator may award injunctive relief or any other remedy that would have been available in court. If a court, applying applicable substantive law, would be authorized to award punitive or exemplary damages, the arbitrator shall have the same power, but the arbitrator otherwise shall not award punitive or exemplary damages. All statutes of limitations that would apply in court shall apply in the arbitration. Questions about whether a dispute must be arbitrated shall be determined by the arbitrator. The arbitrator may award attorneys' fees, arbitration fees and costs to the prevailing party.

Arbitration Law. This Dispute Resolution Process is governed by the Federal Arbitration Act, 9 U.S.C. section 1 et seq. (the "FAA"). The provisions of the FAA (and to the extent not preempted by the FAA, the provisions of the law of the state in which Executive principally reports to work that generally apply to commercial arbitration agreements, such as provisions granting stays of court actions pending arbitration) are incorporated into this Dispute Resolution Process to the extent not inconsistent with the other terms of this Process.

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